UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2025

LIVEONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38249	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive, Suite 1450

Beverly Hills, CA 90212

(Address of principal executive offices) (Zip Code)

(310) 601-2505

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	LVO	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 28, 2025, LiveOne, Inc. (the “Company”) entered into a new Business Loan Agreement (the “Business Loan Agreement”) with East West Bank (the “Senior Lender”) to update certain terms of the Company’s current credit facility with the Senior Lender (the “Credit Facility”), including to reduce the principal amount outstanding under the Promissory Note (as defined below) to $3,750,000, reflecting the Company’s repayment of $3,250,000 of the principal amount to date, and to extend the maturity date of the Promissory Note to November 20, 2025.

Borrowings under the Credit Facility are subject to certain covenants as set forth in the Business Loan Agreement and bear interest at a rate equal to the “Money Rate” column of The Wall Street Journal (Western Edition) as determined by the Senior Lender plus 2.50%, resulting in the initial rate of 10.00%. The Company may prepay at any time without penalty all or a portion of the amount owed to the Senior Lender. Pursuant to the Business Loan Agreement, the requirement that the Company and its related entities shall at all times maintain a certain minimum cash deposit with the Senior Lender is maintained at $5,000,000. The Credit Facility continues to be collateralized by a first lien on all of the assets of the Company and its subsidiaries. The Business Loan Agreement includes various financial and other covenants with which the Company has to comply in order to maintain borrowing availability, including maintaining required minimum liquidity amount and Borrowing Base capacity.

Other covenants include, but are not limited to, covenants limiting or restricting the Company’s ability to incur indebtedness, incur liens, enter into mergers or consolidations involving debt, dispose of assets, make loans and investments and pay dividends. The Business Loan Agreement also contains customary events of default including, but not limited to, payment defaults, covenant defaults, cross-defaults to other indebtedness, inaccuracy of representations and warranties, bankruptcy and insolvency events, defects in the Senior Lender’s security interest, change in control events and material adverse change. The occurrence of an event of default could result in the acceleration of all obligations of the Company to the Senior Lender with respect to indebtedness, whether under the Business Loan Agreement or otherwise.

In connection with the Business Loan Agreement, the Company’s current Promissory Note, dated as of June 2, 2021, issued to the Senior Lender in the original principal amount of $7,000,000 (the “Promissory Note”), as reduced by the repayment amounts discussed above, continues in effect except as modified by the Business Loan Agreement and the Change in Terms Agreement, dated as of January 28, 2025 (the “Change in Terms Agreement”), entered into by the Company and the Senior Lender in connection with the Business Loan Agreement. Pursuant to the Change in Terms Agreement, the Company agreed to repay the remaining outstanding principal amount of the Promissory Note in 9 equal monthly payments of $400,000 each beginning February 20, 2025, and the final 10th payment of $151,291.67 on November 20, 2025.

The foregoing description of the Business Loan Agreement and the Change in Terms Agreement does not purport to be complete and is qualified in its entirety by reference to the full texts of the Business Loan Agreement, the Change in Terms Agreement and the Promissory Note which are filed as Exhibits 10.1, 10.2 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Promissory Note, dated as of June 2, 2021, issued by the Company to East West Bank (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 11, 2021).
10.1*	Business Loan Agreement, dated as of January 28, 2025, between the Company and East West Bank.
10.2*	Change in Terms Agreement, dated as of January 28, 2025, between the Company and East West Bank.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEONE, INC.

Date: February 3, 2025	By:	/s/ Aaron Sullivan
	Name:	Aaron Sullivan
	Title:	Chief Financial Officer

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